CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions ‘Financial Highlights” and “Independent Auditors” and to the use of our report dated February 20, 2004 for the COUNTRY VP Growth Fund, COUNTRY VP Balanced Fund, COUNTRY VP Short-Term Bond Fund and COUNTRY VP Bond Fund in the Registration Statement (Form N-1A) of the COUNTRY Mutual Funds Trust and their incorporation by reference in the related Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 9 to the Registration Statement under the Securities Act of 1933 (File No. 333-68270) and in this Amendment No. 10 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-10475).

                                    /s/ Ernst & Young LLP

Chicago, Illinois
April 2, 2004